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                                                                EXHIBIT 10.38



                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT is made as of the 22nd day of September, 1997, between LITHIUM TECHNOLOGY CORPORATION (hereinafter the "Company") and Interlink Management Corporation (the "Consultant").

         WHEREAS, the Company is in need of the special expertise of the Consultant in connection with strategic planning, developing, negotiating, and establishing relationships for the Company with potential new strategic partners, corporate finance, and related matters;

         WHEREAS, the Consultant is recognized for its credentials, judgment and experience in such fields, and the parties desire to enter into this Agreement for their mutual benefit; and

         WHEREAS, the execution and delivery of this Consulting Agreement is a condition to the consummation of the transactions contemplated in the Senior Secured Convertible Note Purchase Agreement of even date herewith (the "Note Purchase Agreement") by and between the Company and Lithium Link LLC.

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereby agree as follows:

         1. RESPONSIBILITIES OF CONSULTANT. In consideration for the benefits provided in paragraph 3 of this Agreement:



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                  (a)      the Consultant will be designated a corporate
consultant to the Company;

                  (b) the Consultant will provide strategic planning, assistance in developing, negotiating, and establishing relationships for the Company with potential new strategic partners, corporate finance, and related consulting services to the Company;

                  (c) the Consultant has other consulting relationships and will use its best efforts to be available as needed in order to perform such duties for the Company as are herein identified; and

                  (d) the Consultant will periodically report to the Chief Executive Officer and/or the Chief Operating Officer of the Company and, as requested from time to time, to the Board of Directors of the Company.

                  2. DUTIES OF CONSULTANT. Consultant will from time to time perform the duties described below for the Company and such other duties as are reasonably related to the scope of Consultant's engagement as directed by the Chief Executive Officer and/or the Chief Operating Officer of the Company or such other officer as may be designated from time to time by the Company:

                  (a) Provide assistance in identification of, and negotiations with, prospective strategic alliance partners for the Company;

                  (b) Provide advice in connection with the Company's strategic planning and financial strategies;

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                  (c) Assist in long range planning; and

                  (d) perform such other services as are requested of the Consultant by the Company and which are reasonably related to the scope of the Consultant's engagement.

         3. COMPENSATION TO CONSULTANT. In consideration for the consulting services provided by the Consultant as specified in Section 1 and Section 2 above, and other good and valuable consideration, the Company and the Consultant agree that:

                  (a) the Consultant shall receive a payment of five thousand dollars ($5,000) per month commencing October 1, 1997. All such compensation shall be payable on the first calendar day of the month for the month then commencing;

                  (b) the Consultant shall be responsible for any and all ordinary expenses incurred by Consultant in connection with the performance of Consultant's duties under this Agreement. The Company will reimburse the Consultant for extraordinary expenses pre-approved in writing by the Company including (i) travel expenses that are incurred specifically on behalf of the Company or (ii) office expenses for photocopying and telephones in excess of $250 per month relating to the Company's matters;

                  (c) the Consultant shall be granted a warrant (the "Consultant Warrant") to purchase five hundred thousand (500,000) shares of the Company's common stock at an exercise price of $.40 per share. The Consultant Warrant shall be in substantially the form attached as an exhibit to the Note Purchase Agreement and shall be subject to the provisions that: (i) the Consultant Warrant

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shall become exercisable by the Consultant (and permitted assignees) in accordance with its terms; and (ii) the Consultant Warrant shall remain exercisable through July 1, 2002, subject to the terms and provisions of paragraphs 5 and 6 hereof and any other provisions within this document which may require the Consultant to forfeit or restrict the use of such warrant; (iii) the Consultant Warrant shall contain one demand and one piggyback registration right under the Securities Act of 1933, as amended; and

                         (d) The Consultant Warrant and the shares underlying
the Consultant Warrant shall be restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended.

             4. DURATION. Except as permitted herein, this Agreement will be in effect for a period of one (1) year commencing October 1, 1997, with the Company having the right to renew the Agreement for an additional one (1) year term on the same compensation terms set forth in Section 3(a) hereof upon written notice of such renewal being provided to the Consultant at least thirty (30) days prior to the one year anniversary date from the execution of this Agreement. These terms may be modified as mutually agreed upon by the parties at any time.

             5. VOLUNTARY RESIGNATION. The Consultant has the option to resign voluntarily at any time for any reason upon ninety (90) days' written notice. In the event of a voluntary resignation, other than by death or permanent disability, effective on or before the 180-day anniversary of this Agreement, the Consultant will forfeit (a) all rights and benefits under the Consultant Warrant

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and (b) any and all shares of the Company's stock that may have been purchased by the Consultant pursuant to the Consultant Warrant against reimbursement of the purchase price therefor by the Company pursuant to a three-year promissory note payable in equal quarterly installments with interest at the prime rate of Citibank (as of the resignation date) plus one point. In the event of a voluntary resignation effective after the 180-day anniversary of this Agreement, the Consultant shall retain its rights as to the Consultant Warrant without restriction.

         6.       TERMINATION OF AGREEMENT.

                  (a) WITHOUT CAUSE. The Company may terminate this Agreement at any time upon written notice; however, in the event this provision is exercised by the Company, the Consultant shall not receive less compensation and benefits than would otherwise be due to it for the shorter of (i) two months or (ii) the balance of the duration of this Agreement.

                  (b) WITH CAUSE. The Company may terminate this Agreement for cause, effective upon written notice, and upon such a termination the Company shall be obligated to pay the Consultant its consulting fees only through the date of termination. For purposes of this paragraph, "cause" shall mean that the Consultant has: (i) knowingly acted fraudulently in the Consultant's relations with the Company, (ii) misappropriated or caused material, intentional damage to the property of the Company, (iii) been convicted of a felony, (iv) willfully and materially failed to follow a legal and reasonable order or directive by the Chairman,

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President or the Board of Directors of the Company (which order or directive is consistent with the provisions of this Agreement), or (v) been negligent in the performance of the duties as described herein and such negligence results in a material adverse effect on the Company. In the event of a termination for cause, the Consultant will forfeit (a) all rights and benefits under the Consultant Warrant and (b) any and all shares of the Company's stock that may have been purchased by the Consultant pursuant to the Consultant Warrant against reimbursement of the purchase price therefor by the Company pursuant to a eighteen (18) month promissory note payable in equal quarterly installments with interest at the prime rate of Citibank (as of the resignation date) plus one point.

         7.       CONFIDENTIALITY AND NON-COMPETITION.

                  (a) The Consultant hereby agrees that during the term of this Agreement and at all times thereafter, the Consultant shall: (i) keep confidential and not make any written or oral announcement or disclosure of (other than as permitted herein) Consultant's discussions with the Company or any information about, or directly or indirectly pertaining to, the business, strategy, properties, or prospects of the Company or any of its subsidiaries or affiliates supplied to, or received or developed by, the Consultant from any source, whether disclosed orally or in writing ("Confidential Information") except to those employees of the Consultant or its subsidiaries who have a direct need to know such information and for whom the Consultant hereby agrees to be liable and responsible

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in the event of any breach of this Section 7 by any such employee; (ii) not, without the Company's prior written consent, discuss any Confidential Information with any third parties; (iii) not use Confidential Information for any purposes other than in the Consultant's capacity as a consultant to the Company, and not to obtain a commercial, trading or other advantage; (iv) at any time on written request from the Company or without request if this Agreement is terminated for any reason, return any written record of any Confidential Information or other record in any form in the Consultant's possession without keeping any copies, extracts or other reproductions thereof and either hand over to the Company or destroy all notes and memoranda prepared by the Consultant or any third party and any stored information of any kind kept by the Consultant or any third party regarding any Confidential Information; and (v) promptly notify the Company if any Confidential Information is required to be disclosed by reason of law or governmental or other regulation and cooperate with the Company regarding the manner of such disclosure or any action which the Company, at its sole cost and expense, may elect to take to challenge legally the validity of such requirement.
                  (b) The above undertakings shall not apply to information which: (i) becomes generally available to the public other than as a result of disclosure by the Consultant or any party to whom the Consultant has disclosed it or other than by way of any breach of any obligation of confidentiality; (ii) the Consultant can demonstrate was in the Consultant's possession at the time of

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disclosure to the Consultant and which the Consultant lawfully acquired other than from the Company or any of its subsidiaries; (iii) was otherwise available in the public domain; or (iv) was disclosed with the Company's consent.

                  (c) Non-Competition. The Consultant agrees that, for a period commencing on the date hereof and ending one year after the termination of this Agreement for any reason, the Consultant shall not, anywhere in North America, directly or indirectly:

                  (i) engage, directly or indirectly, as an employee, director, shareholder, officer, partner, consultant, independent contractor or otherwise in any activity for or on behalf of any person or entity in a competitive line of business to that carried on by the Company during the term of this Agreement, or engage in any manner in the design, development, manufacturing, assembling, installing, and/or marketing of rechargeable lithium battery technology or other technology competitive with the business carried on by the Company during the term of this Agreement;

                  (ii) solicit or attempt to solicit business of any customers of the Company (including prospective customers solicited by the Company) for products or services the same as or similar to those offered, sold, produced or under development by the Company during the term of this Agreement;

                  (iii) otherwise divert or attempt to divert from the Company any business whatsoever;

                  (iv)     solicit or attempt to solicit for any business

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         endeavor any employee of the Company;

                  (v) interfere with any employment relationship or other business relationship between the Company and any other individual, person, or other entity;

                  (vi) use the name of the Company or a name similar thereto; or

                  (vii) render any services as an employee, director, shareholder, officer, partner, consultant, independent contractor or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person which is engaged in activities which, if performed by the Consultant would violate this Section 7(c) other than an interest in a publicly traded corporation not exceeding one percent of such corporation's issued and outstanding voting stock.

         (d) The Consultant further acknowledges that damages will not be an adequate remedy in the event of any breach or violation of Section 7(a) and/or
Section 7(c) hereof, and that the Company will be entitled to injunctive relief and specific performance for any such breach in addition to any other remedies which may be available at law or in equity and the Company shall not be required to plead and/or prove the inadequacy of money damages.

         8. STRATEGIC COMMERCIALIZATION ALLIANCE. (a) The Company and the Consultant agree that each will use its respective best faith efforts to create and conduct a strategic commercialization alliance (the "Strategic Alliance") between the Company and one or more strategic partners with respect to the manufacture and

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distribution of lithium-ion polymer rechargeable batteries, and on terms satisfactory to the Company and such potential new partner(s).

         (b) The Company reserves the right to negotiate and enter into a Strategic Alliance or other arrangement with one or more parties other than potential partners presented by the Consultant. The Consultant agrees, for and on behalf of itself and Lithium Link, LLC, to the Company's reservation of rights in the immediately preceding sentence.

         9. SUBSEQUENT FINANCING. In the event that the Company consummates an equity and/or debt financing during the term of this Agreement or within six months thereafter (except if this Agreement is terminated for cause in which case there shall be no post-termination rights as described in this Section 9) with a person or persons introduced to the Company by the Consultant and with whom the Company had no previous relationship (it being agreed that membership in Lithium Link LLC shall not by itself be deemed to constitute a previous relationship with the Company), then the Company shall pay to the Consultant payable at the closing a fee of four percent (4.0%) of the amount of such financing. If the Company does not receive all of the financing in one lump sum at closing, the Company and the Consultant shall negotiate in good faith the payment terms pertaining to the applicable fee.

         10. SEVERABILITY. Each paragraph and subparagraph of this Agreement shall be construed and considered separate and separable from the validity and enforceability of any other provision

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contained in this Agreement.

         11. ASSIGNMENT. The Consultant may not assign all or any of its rights, duties or obligations under this Agreement without prior written consent by the Company. The Company hereby consents to the Consultant's assignment of up to an aggregate of 10% of the Consultant Warrant to Chu Ring & Hazel LLP and shareholders or employees of the Consultant.

         12. NOTICES. All notices, requirements, demands and other communications shall be in writing and shall be deemed to have been duly given if hand delivered, sent via overnight mail (e.g. Federal Express) or if mailed by registered mail, postage prepaid, to the following addresses:

         If to the Consultant, addressed to the Consultant at:
                                    Interlink Management Corporation
                                    10000 Memorial Drive, Suite 920
                                    Houston, Texas 77024
                                    Attn:  Neil Bush, President

         If to the Company, addressed to it at:

                                    Lithium Technology Corporation
                                    5115 Campus Drive
                                    Plymouth Meeting, Pennsylvania  19462-1129
                                    Attn:  David J. Cade, President
                                              and Chief Operating Officer

                                    with a copy to:

                                    Gallagher, Briody & Butler
                                    212 Carnegie Center, Suite 402
                                    Princeton, New Jersey  08540

or to such other address as any party hereto may request by notice given as aforesaid to the other party hereto.

         13. TITLES AND HEADINGS. Titles and headings to paragraphs hereof are for purposes of reference only and shall in no way

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limit, define or otherwise affect the provisions hereof.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to any conflicts of law doctrines.

         15. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

         16. CUMULATIVE RIGHTS. Each and all of the various rights, powers and remedies of the Company, or any of its successors or subsidiaries, in this Agreement shall be considered as cumulative with and in addition to any other rights, powers or remedies of the Company, or any of its successors or subsidiaries, and no one of the rights, powers or remedies of the Company, or any of its successors or subsidiaries, is exclusive of any other rights, powers or remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy.

         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by both parties hereto.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
                                            LITHIUM TECHNOLOGY CORPORATION


                                            By:
                                            Name:
                                            Title:


                                            INTERLINK MANAGEMENT CORPORATION


                                            By:
                                            Name:
                                            Title:





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